EX-99.77I NEW SECUR

SUB-ITEM 77I:  Terms of new or amended securities

Substantial Investor Class Shares

Prospectus offering Substantial Investor Class Shares of the Chase Growth Fund was filed with the Securities and Exchange Commission by EDGAR on January 26, 2007 in Post-Effective Amendment No. 236 to the Registration Statement on Form N-1A, and is incorporated by reference herein.